EXHIBIT 16.1
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                LETTER REGARDING CHANGE IN CERTIFYING ACCOUNTANTS
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                                LUDLOW & HARRISON
                                a CPA corporation

3545 Camino Del Rio South,
Suite D                                                      (619) 283-3333
San Diego, CA 92108                                          Fax: (619) 283-7997

August 10, 2000


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

         The undersigned are the former independent public accountants for MRI Medical Diagnostics, Inc. (the "Company"). We have reviewed and agree with the statements made by the Company with respect to its change in accountants in Item 4 of its Report on Form 8-K dated on or about the date hereof.


                                                 Very Truly Yours,

                                                 /s/ Ludlow & Harrison

                                                 Ludlow & Harrison
                                                 a CPA corporation